EXHIBIT 10.1

                        THIRD AMENDMENT TO LOAN AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AGREEMENT (the "Third Amendment"), is made and entered into this 4th day of May, 2009, by and among HERLEY INDUSTRIES, INC. (the "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY and PNC BANK, NATIONAL ASSOCIATION, successor to Bank of Lancaster County, a division of BLC Bank N.A., successor to Bank of Lancaster County, N.A. (each a "Lender" and collectively, the "Lenders") and MANUFACTURERS AND TRADERS TRUST COMPANY, as agent (in such capacity, the "Agent").

                               B A C K G R O U N D

     A. Borrower has borrowed from Lenders and desires to continue to borrow from Lenders in connection with the operation of its business(es). On April 30, 2007, the parties entered into a Loan Agreement, upon which monies have been advanced, which was amended by an Amendment to Loan Agreement dated May 2, 2008 and a Second Amendment to Loan Agreement dated September 11, 2008 (as amended, the "Loan Agreement"). The Loan Agreement is incorporated herein by reference and made a part hereof. All capitalized terms used herein without definition which are defined in the Loan Agreement shall have the meanings set forth therein.

     B. Borrower has requested Lenders to amend certain provisions of the Loan Agreement.

     C. The parties desire to enter into this Third Amendment to effectuate such amendments.

         D. Borrower has no defense, charge, defalcation, claim, plea, demand or set-off against the Loan Agreement or any of the Loan Documents.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. That the above Background is incorporated herein by reference.

     2. That the definitions of "Lender" and "Lenders" contained in Section 1.1 of the Loan Agreement be and hereby are amended to substitute "PNC Bank, National Association, successor to Bank of Lancaster County, a division of BLC Bank, N.A., successor to Bank of Lancaster County, N.A." for "Bank of Lancaster County, a division of BLC Bank, N.A., successor to Bank of Lancaster County, N.A." appearing therein.

     3. That the definition of "LIBOR" contained in Section 1.1 of the Loan Agreement be and hereby is amended to read in its entirety as follows:

     "LIBOR" shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the one-month interest period London Interbank Offered Rate as fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) each day (or if such day is not a London Business Day, as fixed in the same manner on the immediately preceding London Business Day, which day's rate shall, unless otherwise provided for, apply to the immediately succeeding non-London Business Days), as determined by the Agent from any broker, quoting service or commonly

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     available  source utilized by the Agent, by (ii) a percentage equal to 100%
     minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities, which includes deposits by reference to which the interest rate on LIBOR Rate Loan(s) is determined, or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' residents) on such date to any member bank of the Federal Reserve System. Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Agent's sole discretion.

     4. That Section 1.1 of the Loan Agreement be and hereby is amended to add a definition for "London Business Day" as follows:

     "London Business Day" shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London Interbank Market.

     5. That the definition of "Revolving  Credit  Maturity  Date"  contained in
Section 1.1 of the Loan Agreement be and hereby is amended to substitute "March 31, 2011" for "March 31, 2010" appearing therein.

     6. That Section 2.3 (a) of the Loan Agreement be and hereby is amended effective __________, 2009, to provide that the applicable interest rate for LIBOR Advances will be the greater of (a) 2.50 percentage points above one-month LIBOR, adjusting daily, or (b) 3.50%, notwithstanding the pricing formula otherwise therein set forth.

     7. That Section 2.5(b) of the Loan Agreement be and hereby is amended to substitute "one and one-quarter percent (1.25%)" for "one percent (1.00%)" appearing therein as and for the amount of the annual letter of credit fee that is now due and payable on the aggregate amounts of letters of credit pursuant to
Section 2.4(b).

     8. That the Borrower reaffirms and restates the representations and warranties set forth in Section 7 of the Loan Agreement, as amended by this Third Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date(s). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the Lenders that (i) this Third Amendment has been duly authorized, executed and delivered and constitute a legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms; (ii) the Borrower is not in default under the Loan Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof; (iii) no event exists, or is likely to exist in the future, which with the passage of time, notice, or both, will constitute a default under the Loan Agreement or any of the other Loan Documents; and (iv) there have been no material adverse changes in the Borrower's financial condition or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Documents. Borrower shall update all Schedules as of the date of this Third Amendment.

     9. That the terms and conditions, paragraph sections, collateral and guaranty requirements, representations and warranties of the Loan Agreement and Loan Documents, together with all understandings by and between the parties to this Third Amendment evidenced by writings of the same or subsequent date not in conflict with the above modifications under this Third Amendment shall remain in full force and effect as the agreement of the parties relative to the Loans, and are hereby ratified, reaffirmed and confirmed. Any past, present or future delay or failure of the Agent and the Lenders to demand or enforce strict performance

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of each term and  condition of the Loan  Agreement and Loan  Documents,  and any
past, present or future delay or failure of the Agent or the Lenders to exercise any right, power or privilege shall not be deemed or construed as a waiver with respect to the same or any other matter, or preclude the future exercise of such right, power or privilege, or be construed or deemed to be a waiver of or acquiescence in any such default.

     10. That all references to the Loan Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith, as well as in writings of the same or subsequent date, shall mean the Loan Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time. Further, all references to Bank of Lancaster County, N.A. in the Loan Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall now be deemed to have been made and to refer to PNC Bank, National Association, successor to Bank of Lancaster County, a division of BLC Bank, N.A., successor to Bank of Lancaster County, N.A.

     11. That the parties hereto shall, at any time, and from time to time following the execution of this Third Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Third Amendment.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower, the Lenders and the Agent have caused this Third Amendment to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

ATTEST/WITNESS:                  HERLEY INDUSTRIES, INC.

/s/___________________________     By: /s/
                                 -----------------------------------------------
                                       Myron Levy, CEO

Title: CFO____________________


                              MANUFACTURERS AND TRADERS
                              TRUST COMPANY, in its capacities as
                              Agent and Lender


                              By: /s/
                                 -----------------------------------------------
                                  Jane E. McMinn, Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/
                                 -----------------------------------------------


                              Title: SVP
                                    --------------------------------------------



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